QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.4

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement of Gilead Sciences, Inc. on Form S-3 of our report dated February 7, 2003 relating to the consolidated financial statements of Triangle Pharmaceuticals, Inc., which appears in the Current Report on Form 8K/A of Gilead Sciences, Inc. dated March 13, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Raleigh, North Carolina
December 19, 2003

QuickLinks

  EXHIBIT 23.4
CONSENT OF INDEPENDENT ACCOUNTANTS